UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): July 10, 2009

GEOPHARMA, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 10, 2009, the Company completed the sale of a substantial portion of the inventory, accounts receivable and other assets (the “Assets”) of the BOSS division of its subsidiary, Dynamic Health Products, Inc. (“BOSS”), to USA Sports, LLC (“USA”). The effective date of the sale was June 30, 2009.

The total sale price was $2,223,351.03, subject to a post-Closing adjustment following the reconciliation of certain inventory returns and vendor credits.

At Closing, Wachovia Bank, National Association (“Wachovia”) received a cash payment in the amount of $1,850,000.00 towards the settlement of BOSS’s outstanding obligations to it. BOSS will continue to pay-down the balance of its obligations to Wachovia through the orderly liquidation of its remaining assets.

The sale of BOSS’s assets to USA is part of the Company’s decision March 31, 2009 to discontinue its Distribution segment as it is considered non-core related activities, including the retail/distribution business of BOSS.

The Asset Purchase Agreement is attached hereto as exhibit 99.1. This information is being furnished pursuant to Item 2.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into filings under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filings.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

Exhibit 99.1     Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPHARMA, INC.

Date: July 15, 2009	/s/ Mihir K. Taneja
Mihir K. Taneja,
Chief Executive Officer

/s/ Carol Dore-Falcone
Carol Dore-Falcone,
Senior Vice President and Chief Financial Officer